Exhibit 99.2

THOMSON REUTERS STREETEVENTS

TREX - Q1 2012 Trex Company Earnings Conference Call

EVENT DATE/TIME: MAY 07, 2012 / 02:00PM GMT

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

CORPORATE PARTICIPANTS

Harriet Fried Lippert/Heilshorn & Associates - IR

Bill Gupp Trex Company - CAO, General Counsel & Secretary

Ron Kaplan Trex Company - Chairman, President & CEO

Jim Cline Trex Company - VP and CFO

CONFERENCE CALL PARTICIPANTS

B.G. Dickey Stephens Inc. - Analyst

Keith Hughes SunTrust Robinson Humphrey - Analyst

Morris Ajzenman Griffin Securities, Inc. - Analyst

Robert Kelly Sidoti & Company - Analyst

Jeff Bernstein AH Lisanti Capital - Analyst

Jack Kasprzak BB&T Capital Markets - Analyst

Dillard Watt Stifel Nicolaus - Analyst

Alan Mitrani Sylvan Lake Management - Analyst

Kenneth Smith Lenox Financial Services - Analyst

PRESENTATION

Operator

Welcome to the Trex Company first-quarter 2012 earnings conference call. At this time all participants are in a listen-only mode. Following management’s prepared remarks we will hold a Q&A session. (Operator Instructions). As a reminder this conference is being recorded today, May 7, 2012. I would now like to turn the conference over to Harriet Fried of LHA. Please go ahead, ma’am.

Harriet Fried - Lippert/Heilshorn & Associates - IR

Thank you, everyone, for joining us today. With us on the call are Ron Kaplan, Chairman President and Chief Executive Officer, and Jim Cline, Chief Financial Officer. Joining Ron and Jim are Brad McDonald, Controller, Brian Bertaux, Director of Financial Planning and Analysis, and Bill Gupp, General Counsel.

The company issued a press release this morning containing financial results for the first quarter of 2012. This release is available on the company’s website as well as on various financial websites. The call is also being webcast on the investor relations page of the company’s website, where it will be available for 30 days. I would now like turn the call over to Bill Gupp, Trex’s General Counsel. Bill.

Bill Gupp - Trex Company - CAO, General Counsel & Secretary

Thank you, Harriet. Before we begin let me remind everyone that statements on this call regarding the company’s expected future performance and conditions constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the company’s products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the company’s business to general economic conditions; the company’s ability to obtain raw materials at acceptable prices; the company’s ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses relating to product quality in the highly competitive markets in which the company operates. Documents filed with the Securities and Exchange Commission by the company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements.

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

With that introduction I’ll turn the call over to Ron Kaplan.

Ron Kaplan - Trex Company - Chairman, President & CEO

Good morning, everyone, and thanks for joining today’s call. We are pleased with our first-quarter results. We grew sales by 39%, which is our highest Q1 sales level since 2008. Our manufacturing and productivity initiatives continued to take hold, helping us deliver a gross margin of almost 37%. All of this resulted in recognizing EPS of $0.74, Trex’s best first-quarter bottom-line performance since the company went public 13 years ago.

We are executing a multi-year strategy that enables us to grow our business even when the overall economy is tepid. The merit of that business plan continues to be proven out. This year’s early buy sales program has been effective, and our distributors’ response has been excellent. Our strong showing reflects our best-in-class product platform and solid execution.

In addition, Q1 sales were favorably influenced by the following factors. Sales in our first quarter of 2011 reflected customers buying Transcend in late 2010 in advance of the 2011 price increase; favorable weather conditions; and stronger demand in the marketplace for our products.

We’re especially pleased that our 2011 product introductions contributed to our results, validating the effectiveness of our growth strategies. Trex Enhance, the high-performance board that carries the middle position of our good, better, best decking lineup, has taken off and our porch offering aimed at giving us entree into a new $1 billion market is also off to a good start. We continue to produce positive returns with even stronger potential from Trex Elevations, our steel decking substructure.

Our expansion into the international arena has been gaining momentum as well, with a substantial year-over-year sales increase. As we move into the core deck building season, our brand building efforts are now underway with ad campaigns in print and on five different TV networks, all designed to drive sales by enabling Trex to gain even more recognition as the preeminent brand franchise in the outdoor living market. Our TV campaign will run through June.

Our new commercial, Come Home to Trex, drives home the carefree comfort Trex products bring to the outdoor living space. I encourage you to look at the commercial on our website.

We also announced another licensing agreement last month, our fifth since 2010. This time we’ve partnered with Freud America, a world leader in the carbide cutting tools industry, to introduce the first saw blade specifically designed for composite decking materials. Our agreement will expand Trex’s brand presence in the tool departments at retailers across North America. The Trex Diablo blade will be available in July.

I’ll close my remarks by giving you our outlook for the second quarter. Building on our strong start to the year we’re expecting another strong performance in Q2 with net sales of approximately $90 million. This would be a 15% over last year’s second quarter. Jim?

Jim Cline - Trex Company - VP and CFO

Thank you, Ron, good morning. As you know the press release with Trex’s first-quarter financial results was issued this morning. The company recognized net sales of $96 million in the first quarter of 2012, a 39% increase compared to 2011.

The increase in net sales was attributable to a 35% increase in sales volume and a 3% increase in the average price per unit. The increase in the average price per unit is a result of a shift to higher-priced ultra-low maintenance products, including our new enhanced products.

The company recorded net income of $12 million or $0.74 a share in the first quarter of 2012, compared to net income of $5 million or $0.30 per share in 2011. The company’s 2011 results reflected a favorable resolution of uncertain tax positions that positively impacted income taxes by $2.6 million. Excluding this favorable tax adjustment, earnings per share was $0.15.

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

The company’s results for the first quarter of 2012 and 2011 included $2.7 million and $2.3 million, respectively, of non-cash interest related to our convertible debt. This reduced earnings per share by $0.16 and $0.14, respectively.

Gross margin was 36.9% in the first quarter of 2012, a 350 basis point improvement from 2011. Improved manufacturing efficiencies contributed 5% to gross margin. This was partially offset by lower year-over-year capacity utilization, which reduced gross margin by 3%. In addition, we recognized a LIFO liquidation benefit in 2012 that contributed 1% to gross margin.

SG&A was $18.6 million compared to $16.7 million in 2011. The increase in selling, general and administrative expenses in 2012 was primarily related to an increase in incentive and sales compensation, as well as increased research and development spending. As a percentage of net sales, total selling, general and administrative expenses for the quarter decreased to 19% in 2012 from 24% in 2011.

Net interest was $4.4 million in 2012, a $400,000 increase from 2011. The increase was due to non-cash interest related to our convertible debt.

The first-quarter 2012 effective income tax rate remains low as a result of the valuation allowance against the deferred tax asset.

At March 31, 2012, the company had $30 million of cash. Borrowing on our revolving line of credit was $37 million. Total net debt to total capitalization at March 31, 2012, was 48% compared to 40% at March 1, 2011. At the end of April the company had no borrowing on our revolver.

Inventory was $19 million at March 31, 2012, a $21 million year-over-year decrease. Cash used from operating activities for the 2012 quarter was $45 million compared to $9 million in 2011. A $36 million increase in cash used in operating activities was primarily driven by a $74 million year-over-year increase in accounts receivable at March 31. The unfavorable effects of accounts receivable was partially offset by the reduction in inventory and increased income in 2012. Capital expenditures for the first quarter of 2011 were $1.2 million and — a $1.1 million decrease compared to 2011.

Operator, we would now like to open the call up for questions, after which Ron will provide his closing statement.

QUESTION AND ANSWER

Operator

(Operator Instructions). Trey Grooms, Stephens Inc.

B.G. Dickey - Stephens Inc. - Analyst

Thank you, this is actually B.G. Dickey sitting in for Trey. Congratulations, guys, on a very nice quarter. Can you just real quick give me what the utilization rates were for you guys in 1Q?

Ron Kaplan - Trex Company - Chairman, President & CEO

It was about 35%, 36%.

B.G. Dickey - Stephens Inc. - Analyst

And that was in line with — I think you had guided to that number before, right?

Ron Kaplan - Trex Company - Chairman, President & CEO

Right.

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

B.G. Dickey - Stephens Inc. - Analyst

In 35%? So given that your inventory level dropped pretty substantially sequentially I was wondering, given the expectation for your $90 million in sales for 2Q, again, a good job of pulling down inventory. What kind of utilization rates does that imply for you guys in 2Q?

Ron Kaplan - Trex Company - Chairman, President & CEO

Well our utilization rates are going to be reflective of the level of demand that we incur. The demand so far is supportive of the $90 million forecast, and we will adjust our capacity utilization as we see fit. We’re making sure that we get our deliveries out within three weeks. That’s about all the guidance we are going to give about that.

I said our inventories are low, and we’ve taken it from $80 million down to $19 million since we’ve been working together here. And so you can figure out what the capacity utilization will be based on that.

B.G. Dickey - Stephens Inc. - Analyst

Okay. And then maybe just a little bit differently, you were obviously successful in selling into the distributor channel in 1Q, but just could you talk a bit about what you’re seeing now with respect to sales through the channel at the distributor level? Has it been strong or what are your thoughts there?

Ron Kaplan - Trex Company - Chairman, President & CEO

I can tell you a couple of things. Number one, we know that our inventory of the distributor channel is lower than last year. And we know that the sales off the distributor’s shelf — off the dealers’ shelves are up quite substantially.

B.G. Dickey - Stephens Inc. - Analyst

Okay. So do you guys have any sense of how much weather impacted results in 1Q?

Ron Kaplan - Trex Company - Chairman, President & CEO

Well, clearly it had some. We can’t try to quantify how much was attributable to weather versus economics versus market share, but clearly weather has been a help.

B.G. Dickey - Stephens Inc. - Analyst

Great. I’ll hop back in queue. Thank you.

Ron Kaplan - Trex Company - Chairman, President & CEO

Thank you.

Operator

Keith Hughes, SunTrust.

Keith Hughes - SunTrust Robinson Humphrey - Analyst

Thank you. Just looking at the interest expense with the converts coming due on July 1, after that would I be looking at a cash interest expense of roughly what was on this quarter of $1.7 million?

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

Jim Cline - Trex Company - VP and CFO

No, it would be significantly less than that.

Keith Hughes - SunTrust Robinson Humphrey - Analyst

Do you have an estimate you could give us?

Jim Cline - Trex Company - VP and CFO

It would be in the magnitude of a few hundred thousand dollars.

Keith Hughes - SunTrust Robinson Humphrey - Analyst

Okay. And have you already had some of the bonds convert?

Jim Cline - Trex Company - VP and CFO

No. People who convert the bonds this early — there’s really no advantage to them to convert this early.

Keith Hughes - SunTrust Robinson Humphrey - Analyst

Right.

Jim Cline - Trex Company - VP and CFO

So there have been no conversions to date.

Keith Hughes - SunTrust Robinson Humphrey - Analyst

Okay. And Ron, just very — the last question on the competitive dynamics — have you seen any changes in the last several months? Anyone more or less aggressive, anyone seems to be tailing off [the [marco]?

Ron Kaplan - Trex Company - Chairman, President & CEO

Yes. We have seen that. I’m really reluctant to use any names; I’ve got competitors listening to this phone call. But the lineup that I saw three or four years ago is not the same lineup today. Trex is still clearly number one, in strength and it’s number one in position, but the fight between two and three seems to be flipping around a little bit.

Keith Hughes - SunTrust Robinson Humphrey - Analyst

All right. Thank you.

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

Operator

Morris Ajzenman, Griffin Securities.

Morris Ajzenman - Griffin Securities, Inc. - Analyst

Hey, guys. A quick question for Jim. What should we assume is the tax rate going forward?

Jim Cline - Trex Company - VP and CFO

Morris, for the rest of this year, the tax rate will be de minimis. And next year we will be closer to coming out of the valuation allowance, and we aren’t prepared to give guidance at this point, but next year, is probable the tax rate will go up significantly.

Morris Ajzenman - Griffin Securities, Inc. - Analyst

And a quick follow-up, Accounts Receivable — clearly funding customers’ needs. Does that track down materially as the year plays out?

Jim Cline - Trex Company - VP and CFO

It will, Morris. We really developed the early buy program to support our initiatives that we have this year; they worked well for us. As you could tell by the fact that we are out of the revolver at the end of April, a lot of those receivables have come in already. And certainly you will see a very solid cash flow in the second quarter.

Morris Ajzenman - Griffin Securities, Inc. - Analyst

And any stab at what the cash flow generation you think can be for the full year?

Jim Cline - Trex Company - VP and CFO

No; we really don’t do projections on cash flow, Morris.

Morris Ajzenman - Griffin Securities, Inc. - Analyst

Oh. I could ask. Last question here — international, you talk about it being up substantially, I guess off a very low base. Will there be any point in the future we can put some dollar signs on that?

Ron Kaplan - Trex Company - Chairman, President & CEO

When the SEC requires us to break it out separately, that will be the time we do that.

Morris Ajzenman - Griffin Securities, Inc. - Analyst

Thank you, guys.

Operator

Robert Kelly, Sidoti.

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

Robert Kelly - Sidoti & Company - Analyst

Good morning. If you could, could you just give us an idea of how the sales played out on a monthly basis January, February, March, April — sales trends, sales growth?

Jim Cline - Trex Company - VP and CFO

Well, it is a very typical month for the early buy. The sales are relatively flat across the quarter and absent that we really don’t want to get into any further details at this time.

Robert Kelly - Sidoti & Company - Analyst

How about this way. With 2Q I guess representing a more normal comparison, not really but better than I guess 1Q with all the pull forward at the end of 2010, is 15% the growth rate of Trex? And what kind of market growth can we infer from the 15% year-over-year growth you’re seeing in 2Q?

Ron Kaplan - Trex Company - Chairman, President & CEO

Well we are not sure how much the market is growing. We know how much our share is growing. We know how much our customers are asking from us. The actual size of the market usually is measured by an outside agency, and they will give out the report later this year. We just know that the demand for our products is fairly robust as compared to the prior year. We are taking market share and we are introducing new products. The sum of those three is why our sales are going up.

Robert Kelly - Sidoti & Company - Analyst

And then just as far as the brand — you talked about the brand building beginning for the selling period here. What should we assume for SG&A for maybe 2Q and the balance of 2012? Do you expect that to flex up sequentially from 2Q, and what will it look like on a full-year basis?

Jim Cline - Trex Company - VP and CFO

Yes; you ought to expect that the SG&A will increase in the second quarter. We had projected that it was going to be a little bit higher than what it actually came in for the first quarter. Some of those expenses ended up moving into the second. So you ought to be in rough numbers about $20 million in the second quarter, give or take a little bit. We really don’t get into projecting the full-year SG&A spend, but I think it’s fair to say it will be typical of the spend that we’ve had over the last couple of years in the latter half of the year.

Robert Kelly - Sidoti & Company - Analyst

Okay. Thank you.

Operator

Jeff Bernstein, AH Lisanti.

Jeff Bernstein - AH Lisanti Capital - Analyst

Hi. It’s a real nice quarter, guys. A couple of questions for you. One, any other changes in warranty reserving, or is that essentially now completely behind us?

Jim Cline - Trex Company - VP and CFO

We will make changes in the warranty reserve as we identify changes both for the delamination issue as well as any current product production. Any changes we expect going forward we believe will be de minimis.

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

Jeff Bernstein - AH Lisanti Capital - Analyst

Okay. And then just refresh us on where you are on NOLs at this point.

Jim Cline - Trex Company - VP and CFO

About $60 million at the beginning of the year, roughly.

Jeff Bernstein - AH Lisanti Capital - Analyst

And that’s federal?

Jim Cline - Trex Company - VP and CFO

Yes.

Jeff Bernstein - AH Lisanti Capital - Analyst

Okay. And then just looking back a little bit historically, and obviously there’s some noise in there with economic trends, etc. It looks like Q2 is usually up from Q1. Is there — are you guys being conservative or is there a particular reason why you would see it down sequentially? I understand you had an easy year-to-year comp in Q1, but just purely looking on a sequential basis.

Ron Kaplan - Trex Company - Chairman, President & CEO

We keep this fairly simple. We take the orders that we got in hand year to date and we sort of pro-rate it. That’s what we see. To the best of our knowledge and belief, that’s our forecast for this quarter. It could be high, it could be low, but we try to make it a fairly simple calculation, and that’s what it indicates right now.

Jeff Bernstein - AH Lisanti Capital - Analyst

That’s fine. And lastly, just on Enhance, I guess there’s been some question about whether there would be any cannibalization, etc. It sounds like you guys think that Enhance has been a net positive for growth. Can you just talk about sort of how Enhance is shaking out among product offerings, both internally and externally in the market?

Ron Kaplan - Trex Company - Chairman, President & CEO

Well there is a fairly robust demand for Enhance. It’s being loaded into the shelves fairly aggressively. If it’s cannibalizing anything it looks like it’s probably Accents. And so we are pleased with where it is right now. The strategy of the good, better, best is playing out as we had hoped it would.

Jeff Bernstein - AH Lisanti Capital - Analyst

That’s great. Thanks very much.

Operator

Jack Kasprzak, BB&T.

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

Jack Kasprzak - BB&T Capital Markets - Analyst

Thanks; good morning, guys. I wanted to ask just some general questions around pricing, because last quarter I think there was a discussion that some competitors were out with some price increases, and maybe in an effort to pass along some higher raw materials costs you guys were not out with pricing increases. Is that still the case, where you’re seeing pricing successful out there in the marketplace? Do you think that’s been giving you guys an opportunity, or is that not part of some of the success you had in the quarter?

Ron Kaplan - Trex Company - Chairman, President & CEO

Well, I think it is part of our success. Our pricing strategy is flat for the time being. We will review the matter again in October at our distributor conference. But our cost structure certainly enables us to keep costs flat for the remainder of this buying season. I’m not sure that’s true for our competitors.

Jack Kasprzak - BB&T Capital Markets - Analyst

Okay. While I got you two, you mentioned — Jim mentioned a minimus amount of CapEx for the quarter. But for the year can you just refresh us on the budget?

Jim Cline - Trex Company - VP and CFO

Yes, we are still anticipating a spend of approximately $15 million. I wouldn’t expect any more than that.

Jack Kasprzak - BB&T Capital Markets - Analyst

Okay. Okay, great. Thanks a lot.

Operator

Dillard Watt, Stifel Nicolaus.

Dillard Watt - Stifel Nicolaus - Analyst

My questions have been answered.

Operator

Alan Mitrani, Sylvan Lake Asset Management.

Alan Mitrani - Sylvan Lake Management - Analyst

Hi, thank you. Could you just remind us, —after the convert is converted, you’re going to have a little over 20 million shares outstanding all in? Is that right?

Jim Cline - Trex Company - VP and CFO

Well, it depends on the share price. So if, for example, the share price were $30 a share, the dilution related to that would be an additional $1.2 million — shares issued. So it would be well less than 20 million shares.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. But somewhere between 19 and 20 something, right, several million shares above where you stand now?

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

Jim Cline - Trex Company - VP and CFO

No, no. One of the things you got to remember is that we do reflect in the share count about 700 and some thousand shares at the end of the first quarter that diluted the earnings per share already.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay. Okay, we’ll work that off off-line then, thank you.

Jim Cline - Trex Company - VP and CFO

Okay.

Alan Mitrani - Sylvan Lake Management - Analyst

Could you just remind me? I may have missed one of the questions — on the branding side, did you say how much of your branding that you spent in this quarter?

Jim Cline - Trex Company - VP and CFO

We did not.

Alan Mitrani - Sylvan Lake Management - Analyst

Can you talk about what percent of your budget roughly was spent this quarter?

Jim Cline - Trex Company - VP and CFO

Any detailed information like that, we really don’t disclose on the conference calls.

Alan Mitrani - Sylvan Lake Management - Analyst

Okay, thank you.

Operator

(Operator Instructions). Kenneth Smith, Lenox Equity Research.

Kenneth Smith - Lenox Financial Services - Analyst

Thank you. Two questions. Ron, what are you seeing regionally in terms of your sales? Last year, particularly in the second quarter, you saw some real softness from the wet, wet spring. I’m wondering how that’s going this year.

And then secondly, can you talk about your ad campaign? It sounds like it’s going to be a little bit later this year relative to last year. Is that correct? And I know you don’t want to give detailed numbers, you said, but just in terms of order of magnitude is going to amount to a similar kind of campaign? And are you doing anything notably different in terms of the channels for your advertising?

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

Ron Kaplan - Trex Company - Chairman, President & CEO

Well, in terms of the regionality or regional dispersion, sales are robust across the board. It is a nationwide surge in demand.

Our branding program, our television commercial might be running a little bit later. We have a new TV commercial; if you haven’t seen it I recommend you do. You can get it on our website. But it’s on five TV networks and I think runs through the first week in June.

Kenneth Smith - Lenox Financial Services - Analyst

Okay. Thank you.

Operator

Keith Hughes, SunTrust.

Keith Hughes - SunTrust Robinson Humphrey - Analyst

All of my questions have been answered. Thank you.

Operator

Morris Ajzenman, Griffin Securities.

Morris Ajzenman - Griffin Securities, Inc. - Analyst

Just a follow-up question. Ron, you touched on — I mean you’ve obviously articulated in the past no price increase for this year. Your competition probably all have seen price increases. Can you just — best estimate of what do you think the average price increases you’re seeing out there by competition, what’s that coming in at about?

Ron Kaplan - Trex Company - Chairman, President & CEO

I’d say somewhere between 5% and 10%.

Morris Ajzenman - Griffin Securities, Inc. - Analyst

Ron, thank you.

Ron Kaplan - Trex Company - Chairman, President & CEO

Thank you.

Ron Kaplan - Trex Company - Chairman, President & CEO

Any more questions out there?

Operator

There are no further questions at this time. Please proceed with your presentation or any closing remarks.

MAY 07, 2012 / 02:00PM GMT, TREX - Q1 2012 Trex Company Earnings Conference Call

Ron Kaplan - Trex Company - Chairman, President & CEO

Thanks for participating this morning. In our year-end conference call in February I laid out in some detail our overall growth strategy and how we position Trex to advance (technical difficulty) this industry-leading market share and increase shareholder wealth.

I’ve kept my remarks short today because the numbers speak for themselves. We are seeing the fruit that comes from the rigorous execution of a sound business strategy. We continue to be the innovation leader in our category. We continue to build our market share, expand our international footprint as well as growing in strategically sound adjacent categories.

I want to take this moment to thank the employees of Trex whose smarts and hard work enable our results for our shareholders. We look forward to talking to you again in July when we’ll host our 2Q earnings call. Good bye.

Operator

Ladies and gentlemen, that concludes your conference call for today. We thank you for your participation and ask that you please disconnect your lines.

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